Exhibit 99.1

TALOS ENERGY APPOINTS SHANE YOUNG AS EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

Houston, Texas, April 24, 2019 – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) today announced the appointment of Shannon E. Young, III as Executive Vice President and Chief Financial Officer of Talos, effective May 16, 2019. Michael L. Harding, II, currently Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer, will continue to serve as the Chief Accounting Officer of the Company on an interim basis for a mutually agreed period.

Prior to joining Talos, Mr. Young, 48, served as Vice President and Chief Financial Officer of Sheridan Production Company, LLC since 2016, where he oversaw Sheridan’s finance organization. Before joining Sheridan, Mr. Young served as Executive Vice President and Chief Financial Officer of Cobalt International Energy, Inc. from September 2015 to July 2016. Prior to joining Cobalt, Mr. Young served as Senior Vice President and Chief Financial Officer of Talos Energy LLC from December 2014 to September 2015. Prior to joining Talos Energy LLC, Mr. Young served as a Managing Director at Goldman, Sachs & Co. from July 2010 to December 2014, and was previously an investment banker at Morgan Stanley from August 1998 to July 2010. Mr. Young earned a BBA in Finance from the University of Texas at Austin and an MBA, with distinction, from the Tuck School of Business at Dartmouth College. Mr. Young has significant expertise on a broad range of public and private capital raising, and M&A execution and brings a wealth of experience as a senior finance executive.

Timothy S. Duncan, Talos’s President and Chief Executive Officer, commented, “We are excited to have Shane back as EVP and CFO. I have known Shane for over 20 years and have always appreciated and admired his extensive background and knowledge of capital markets and his experience leading strategic transactions, both of which will be extremely valuable as we continue to grow Talos.” Mr. Duncan added, “I’m also deeply appreciative of Mike for his many contributions to Talos. He has been with us since the Company’s inception, always answered when called upon and consistently performed admirably and professionally. Talos would not be where it is without Mike’s efforts and we are grateful that he is assisting the Company with this transition.”

Talos today also announced the promotion of Sergio L. Maiworm Jr. to Vice President of Finance, Investor Relations and Treasurer of the Company. Prior to joining Talos in 2018 as Director of Finance and Investor Relations, Sergio was an investment banker with Deutsche Bank, where he advised clients in the exploration and production sector on public and private capital raisings and strategic transactions. Before Deutsche Bank, Mr. Maiworm was a lead in the global M&A group of Royal Dutch Shell. Previously, Mr. Maiworm served as a Director of Finance at ION Geophysical Corporation and spent over eight years at Transocean, where he held positions of increasing responsibility. Mr. Maiworm started his career in the Audit practice of Deloitte & Touche.

Mr. Duncan added, “Sergio has done a fantastic job since his arrival shortly before the closing of the Stone transaction. He has been instrumental in advancing our IR efforts over the last twelve months and has shown tremendous leadership on corporate finance. He has earned the opportunity for further visibility.”

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven independent exploration and production company focused on safely and efficiently maximizing cash flows and long-term value through its operations, currently in the United States Gulf of Mexico and offshore Mexico. As one of the US Gulf’s largest public independent producers, we leverage decades of geology, geophysics and offshore operations expertise towards the acquisition, exploration, exploitation and development of assets in key geological trends that are present in many offshore basins around the world. Our activities in offshore Mexico provide high impact exploration opportunities in an oil rich emerging basin. For more information, visit www.talosenergy.com.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, Texas 77002

INVESTOR RELATIONS CONTACT

Sergio Maiworm

+1.713.328.3008

investor@talosenergy.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, failure to find, acquire or gain access to other discoveries and prospects or to successfully develop and produce from our current discoveries and prospects, geologic risk, drilling and other operating risks, well control risk, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, potential adverse reactions or competitive responses to the business combination between Talos Energy LLC and Stone Energy Corporation, the possibility that the anticipated benefits of such business combination are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies, and other factors that may affect our future results and business, generally, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the U.S. Securities and Exchange Commission on March 13, 2019.

Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified hereby, to reflect events or circumstances after the date of this communication.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, Texas 77002